Exhibit 23H(2)-

                            LIMITED POWER OF ATTORNEY
                       TO EXECUTE REGISTRATION STATEMENTS

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. Jones, Esq. as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to execute any and all pre-effective amendments to the Registration Statement on Form N-1A of Sirius Investment Trust, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Given and signed on this __ day of September, 2003.


By: ______________________________
Thomas W. Laming

By: _______________________________
James R. McBride

By: _______________________________
P. Bradley Adams

By: _______________________________
Robert C. Klemkosky

By: _______________________________
Terry Matlack

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